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                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

The Unaudited Pro Forma Financial Information reflects financial information, which gives effect to the acquisition of 80% of the outstanding common shares of Cirmaker Industry Co., Ltd. ("Cirmaker China") (a Taiwan Corporation) in exchange for 8,050,000 shares of common stock of Cirmaker Technology Corporation ("CRKT"), formerly known as Wrestle-Plex Sports Entertainment Group, Inc. (a Nevada Corporation).

The Pro Forma Statements included herein reflect the use of the purchase method of accounting for the above transaction. The acquisition of Cirmaker China, which closed on March 21, 2003 was accounted for as a reverse acquisition as the former stockholders of Cirmaker China controlled the voting common shares of CRKT immediately after the acquisition. Such financial information has been prepared from, and should be read in conjunction with, the historical audited financial statements of Cirmaker China and CRKT included in this memorandum.

The Pro Forma Balance Sheet gives effect to the transaction as if it had occurred on December 31, 2002. The Pro Forma Statement of Operations gives effect to the transaction as if it had occurred at the beginning of the earliest period presented, combining the results of CRKT for the year ended December 31, 2002 and Cirmaker China for the year ended December 31, 2002.



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                         Cirmaker Technology Corporation
             (formerly Wrestle-Plex Sports Entertainment Group, Inc.
                        Unaudited Pro Forma Balance Sheet
                                December 31, 2002
                            (expressed in US dollars)



                         Cirmaker      Cirmaker
                       Industry Co.,  Technology
                           Ltd.       Corporation                    Pro-forma
                      (Taiwan Corp)  (Nevada Corp)   Adjustments       balance
                      -------------  -------------   ------------   ------------
Assets

Cash and
 equivalents           $   365,930   $          -                   $   365,930

Short-term
 investments                12,791              -                        12,791
Trade accounts
 receivable, net of
 allowance for doubt-
 ful accounts of
 $79,383 and $136,812,
 respectively            4,982,915              -                     4,982,915
Notes receivable           611,337              -                       611,337
Inventory                2,742,855              -                     2,742,855
Other current assets     1,483,023              -                     1,483,023
                       ------------  -------------                  ------------
 Total current assets   10,198,851              -                    10,198,851
                       ------------  -------------                  ------------

Long-term investments      478,619              -        473,310  2     951,929

Fixed assets, net        6,104,777              -                     6,104,777

Intangible assets           22,254              -                        22,254
Other assets               392,994              -                       392,994
                       ------------  -------------  ------------    ------------
                       $17,197,495   $          -   $   473,310     $17,670,805
                       ============  =============  ============    ============

Liabilities and
stockholders' equity

Bank loans             $ 3,383,883   $          -                   $ 3,383,883
Trade accounts payable   2,301,565         48,355        15,000   4
                                                         (5,000)1.4   2,359,920

Notes payable            1,392,490         81,690       (26,690)  2   1,392,490
                                                        (55,000)  1
Accrued expense            489,140                                      489,140
Other payables and
 customer deposits          69,224                                       69,224
Current portion of
 long-term debt            253,476                                      253,476
                       ------------  -------------                  ------------
  Total current
  liabilities            7,889,778        130,045                     7,948,133
                       ------------  -------------                  ------------

Long-term debt,
 less current
 maturities              1,597,954              -                     1,597,954
Other liabilities          173,990              -                       173,990
                       ------------  -------------                  ------------
                         9,661,722        130,045                     9,720,077
                       ------------  -------------                  ------------
Commitments and
 contingencies                   -                                            -

Stockholders' equity

Common stock             6,426,070         15,008         2,500   1
                                                            250   2
                                                          8,050   3
                                                     (6,426,070)  3      25,808
Additional paid-in
 capital                   860,724         16,992        57,500   1
                                                        499,750   2
                                                      6,337,665   3   7,772,631
Retained earnings          598,636       (162,045)      (15,000)  4
                                                         80,355   3     501,946
Accumulated other
 comprehensive income
 - foreign currency
 translation adjustment   (349,657)             -                      (349,657)
                       ------------  -------------                  ------------
                         7,535,773       (130,045)                    7,950,728
                       ------------  -------------  ------------    ------------
                       $17,197,495   $          -   $   473,310     $17,670,805
                       ============  =============  ============    ============



     The accompanying notes are an integral part of these financial statements.


                                                                             2

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                         Cirmaker Technology Corporation
             (formerly Wrestle-Plex Sports Entertainment Group, Inc.
                   Unaudited Pro Forma Statement of Operations
                      For the year ended December 31, 2002
                            (expressed in US dollars)



                        Cirmaker        Cirmaker
                      Industry Co.,    Technology
                           Ltd.        Corporation                   Pro-forma
                      (Taiwan Corp)   (Nevada Corp)   Adjustments     balance
                     -----------------------------------------------------------

Net sales            $ 18,330,322   $         -                    $ 18,330,322
Cost of goods sold    (16,357,509)            -                     (16,357,509)
                     -------------  ------------                   -------------
Gross profit            1,972,813                                     1,972,813

Selling, general and
 administrative         1,262,372       105,087                       1,367,459
Professional fees               -             -         15,000   2       15,000
Depreciation and
 amortization             397,078         1,326                         398,404
                     -------------  ------------                   -------------
Net income (loss)
 from operations          313,363      (106,413)                        191,950

Other income (expense)
  Interest income           9,464                                         9,464
  Interest expense       (237,411)                                     (237,411)
  Other income (loss)     218,256        17,240                         235,496
  Exchange gain (loss)    130,319                                       130,319
  Loss on long-term
   investments                  -                                             -
                     -------------  ------------                   -------------
Net income (loss)
 before income taxes      433,991       (89,173)                        329,818

Income tax (expense)
 benefit                 (160,748)                                     (160,748)
                     -------------  ------------  -------------    -------------
Net income (loss)    $    273,243   $   (89,173)  $     15,000     $    169,070
                     =============  ============  =============    =============

Weighted average
 number of common
 shares outstanding    21,384,000    15,008,000                      25,808,000
                     =============  ============                   =============

Net income (loss)
 per share - basic
 and diluted         $       0.01   $     (0.01)                   $       0.01
                     =============  ============                   =============



     The accompanying notes are an integral part of these financial statements.


                                                                             3

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                         Cirmaker Technology Corporation
            (formerly Wrestle-Plex Sports Entertainment Group, Inc.)
                                      Notes

Note 1

To reflect the issuance of 2,500,000 Cirmaker Technology Corporation $0.001 par value common stock for cash totaling $60,000 applied to professional services related to the reverse acquisition.

Note 2

To reflect the issuance of 250,000 Cirmaker Technology Corporation $0.001 par value common stock for cash totaling $500,000 used to make a $473,310 long-term investment in IDN Telecom and a $26,690 payment applied to professional services related to the reverse acquisition.

In December, 2002, Cirmaker China entered into a production agreement with IDN Telecom, Inc. ("IDN") whereby Cirmaker China will manufacture Set Top Boxes which will be sold by IDN through its affiliations in China. The production agreement requires that Cirmaker China build a manufacturing facility in China and invest $25,000,000 in IDN. These expenses as well as other manufacturing costs are expected to be met through revenues from gross proceeds from product sales and a Stock Purchase Agreement which has been entered into between CRKT and China Century Investment Corporation ("China Century"). Under the Stock Purchase Agreement, China Century must purchase a minimum of 2,500,000 shares for an investment in CRKT of $5,000,000. China Century has already advanced $500,000 to CRKT in exchange for 250,000 common shares.

Note 3

To reflect the recapitalization of Cirmaker Industry Co., Ltd. (a Taiwan corporation) with the book value of net assets of CRKT at the acquisition date. Because the acquisition was accounted for as a reverse acquisition, there was neither goodwill recognized nor any adjustments to the book value of the net assets of Cirmaker China that would affect the pro forma statement of operations.

Note 4

To reflect an additional $15,000 in accounting expense related to the merger agreement.